UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

MEDIANET GROUP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 15, 2012, Alessandro Annoscia submitted his notice of resignation from his position as Chief Operating Officer (“COO”) which will be effective on May 31, 2012.  Mr. Annoscia has advised the Company that his resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

Charles Arizmendi, MediaNet’s Executive Vice President of Enterprise Business Unit will serve as the Company’s interim COO until a permanent replacement is named. Mr. Arizmendi, age 44, served as Director of Partner Strategy for Microsoft Latin America from September 2007 to 2008 and from September 2008 to 2009 he was the Senior Director of Microsoft Central and Eastern Europe Small Business and Partners Unit. He served as the Vice President and COO for Bitdefender, LLC from September 2010 to October 2011 before joining MediaNet in December 2011.

In connection with his appointment as Executive Vice President of Enterprise Business Unit, Mr. Arizmendi entered into an employment agreement (the “Employment Agreement”) with the Company, which has an initial term of four years, with successive one-year renewals, and provides for a base salary of $144,000. In addition, MediaNet may pay additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services.  Pursuant to a Non-Qualified Stock Option Agreement (the “Option Agreement”), Mr. Arizmendi will receive options to purchase a minimum of five million common shares of the Company. 312,500 of the option shares will vest on March 31, 2012 and the remaining 4,687,500 shares will vest equally at the rate of 312,500 shares per quarter at the end of each subsequent quarter thereafter for so long as his agreement remains in effect.

Mr. Arizmendi will be entitled to six months’ severance pay, plus any accrued base and incentive pay, in the event that he is terminated without cause.  Mr. Arizmendi will be restricted from competing with the Company during the course of his employment and for a period of two years after his employment has been terminated.

The foregoing description of the Employment Agreement and the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and Option Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Employment Agreement, dated effective as of November 30, 2011, between MediaNet Group Technologies, Inc. and Charles Arizmendi.
10.2	Non-Qualified Stock Option Agreement dated as of November 30, 2011, between MediaNet Group Technologies, Inc. and Charles Arizmendi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: February 15, 2012
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer